Exhibit 32.1
CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
In connection with the Quarterly Report on Form 10-Q/A of Xencor, Inc. (the “Company”) for the period ended June 30, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Bassil I. Dahiyat, President & Chief Executive Officer of Xencor, Inc. (the “Company”), and Bart Jan Cornelissen, Chief Financial Officer of the Company, each hereby certifies that, to the best of their knowledge:
1.The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: February 23, 2025

/s/ BASSIL I. DAHIYAT	/s/ BART JAN CORNELISSEN
Bassil I. Dahiyat	Bart Jan Cornelissen
President & Chief Executive Officer	Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)
This certification accompanies the Periodic Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Xencor, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.